UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/07/2009

ACADIA Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50768

Delaware	06-1376651
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3911 Sorrento Valley Boulevard
San Diego, CA 92121
(Address of principal executive offices, including zip code)

(858) 558-2871
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 1, 2009, ACADIA Pharmaceuticals Inc. and Biovail Laboratories International SRL, a subsidiary of Biovail Corporation, entered into a Collaboration and License Agreement (the "Agreement") to co-develop and commercialize pimavanserin, ACADIA's proprietary and selective 5-HT2A inverse agonist, in the United States and Canada. ACADIA retains rights to pimavanserin in the rest of the world.

Pursuant to the Agreement, ACADIA is entitled to receive aggregate payments, excluding royalties, of up to $395 million. These include an upfront cash payment of $30 million, up to $160 million in potential milestone payments associated with the successful completion of clinical trials, regulatory submissions and approvals of pimavanserin for Parkinson's disease psychosis ("PDP") and Alzheimer's disease psychosis ("ADP"), up to $45 million in potential milestones should the parties pursue a third indication, and up to $160 million in potential milestones as certain sales thresholds are met. ACADIA also will be entitled to receive a 15 percent royalty on annual net sales of pimavanserin up to $100 million and a 20 percent royalty on annual net sales over $100 million. In addition to product royalties, ACADIA has the option to co-promote pimavanserin in the United States. Biovail will be responsible for all future costs associated with the development, manufacturing, and commercialization of pimavanserin in all indications with the exception of specified ongoing PDP studies, which will continue to be run and funded by ACADIA.

Forward-Looking Statements

Certain statements in this report that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements relating to the activities expected to occur in connection with ACADIA's collaboration with Biovail, including license fees and milestone and royalty payments ACADIA is eligible to receive under the Agreement and the parties' responsibilities under the Agreement. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, and collaborations with others. For a discussion of these and other factors, please refer to ACADIA's annual report on Form 10-K for the year ended December 31, 2008 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date: May 07, 2009	By:	/s/ Thomas H. Aasen
Thomas H. Aasen
Vice President, Chief Financial Officer, Treasurer, and Secretary